Exhibit 99.1

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800 or
610-525-2531 (evening)
Joseph W. Rebl, Treasurer
610-526-2466 or
609-814-0507 (evening)

Bryn Mawr Bank Corporation Announces Earnings for 2004

BRYN MAWR, Pa., January 20, 2004—Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company, (the “Bank”), announced that income from continuing operations for the year 2004 decreased 17% to $9,345,000 from $11,272,000 for the same period in 2003. Diluted earnings per share from continuing operations stood at $1.06, a 17% decrease from $1.28 reported for the twelve months ended December 31, 2003. The reduction in the volume of residential mortgage loan sales and costs associated with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 were primarily responsible for this decline.

Due to a net loss resulting from the discontinued operations of the Corporation’s family office subsidiary in 2003, both net income and diluted earnings per share remained level with 2003, at $9,345,000 or $1.06 per share for 2004 compared to $9,356,000 or $1.06 per share for 2003.

Net income for the fourth quarter of 2004 decreased 25% to $2,087,000 from $2,795,000 for the fourth quarter of 2003, and diluted earnings per share decreased 23% to 24¢ per share from 31¢ per share.

Income from continuing operations for the fourth quarter of 2004 declined 24% to $2,087,000 from $2,741,000 reported for fourth quarter 2003. Diluted earnings per share from continuing operations declined 23% from 31¢ reported for the fourth quarter of 2003 to 24¢ for fourth quarter 2004.

According to Corporation Chairman Ted Peters, “While our earnings are down, our net interest income for the year increased 8% to $26,828,000 from $24,931,000 reported for 2003. Net interest income for the fourth quarter was up 14% to $7,096,000 from $6,236,000 for fourth quarter 2003, demonstrating the positive effect of the recent increases in short-term interest rates.”

Peters also said: “Continued increases in interest rates will have a positive effect on the profitability of the Corporation.”

Salaries and other benefit expenses remained level from year to year. Fourth quarter 2004 salary expenses show an increase of 26% over fourth quarter 2003. This 26% increase in salary expenses is a result of two factors. In the fourth quarter of 2003, there was a marked decrease in salaries and other benefit expenses related to employee incentives as a result of a decline in net income in 2003, as compared to 2002. Conversely, in the fourth quarter of 2004, a small corporate bonus pool was established to recognize the efforts of employees during 2004 including the additional work required in implementing the Sarbanes-Oxley Act.

The Corporation’s balance sheet reported strong growth. Total outstanding loans were up 12%, while total deposits grew by 14% year to year. Though asset quality remained strong, management felt it prudent to increase the loan loss provision due to charge-offs experienced in the second half of 2004. As a percent of total loans, non-performing loans and loans delinquent 30 days or more amounted to 0.2 % and 0.41% respectively as of December 31, 2004. The annualized return on assets was 1.45% and the annualized return on equity was 13.67% for the same twelve-month period.

Fourth quarter occupancy expenses increased 10% as a result of the opening of the Newtown Square Branch. Though other operating expenses for the year 2004 showed a 19% decrease primarily due to the decline in mortgage volume, fourth quarter expenses showed a 4% increase due to costs associated with Sarbanes-Oxley Act implementation.

In other business, the Corporation’s Board of Directors approved a quarterly dividend of 10¢ per share, payable March 1, 2005, to shareholders of record as of January 31, 2005.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words believe, expect, anticipate, intend, plan, estimate or words of similar meaning. Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors, many of which are beyond Bryn Mawr Bank Corporation’s control could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Forward-looking statements speak only as of the date they are made. Bryn Mawr Bank Corporation does not undertake to update forward-looking statements.

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Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Balance Sheets

	($000 omitted) (unaudited)		Change
December 31	2004	2003	$	%
Assets
Cash and due from banks	$26,526	$32,471	$(5,945)	-18%
Interest-bearing deposits with other banks	15,293	10,524	4,769	45%
Federal funds sold	13,423	3,300	10,123	307%
Investment securities	35,441	31,397	4,044	13%
Loans held to maturity	555,889	498,764	57,125	11%
Loans held for sale, at fair market value	8,708	3,652	5,056	138%

Loans	564,597	502,416	62,181	12%

Less: Allowance for loan loss	(6,927)	(6,670)	(257)	4%

Net loans	557,670	495,746	61,924	12%

Premises and equipment, net	14,162	13,756	406	3%
Accrued interest receivable	2,579	2,274	305	13%
Mortgage servicing rights	3,172	4,391	(1,219)	-28%
Other assets	14,680	10,989	3,691	34%

Total Assets	$682,946	$604,848	$78,098	13%

Liabilities and shareholders’ equity

Demand deposits	$147,236	$144,579	$2,657	2%
Savings and time deposits	453,729	382,560	71,169	19%

Total Deposits	600,965	527,139	73,826	14%

Other liabilities	10,743	10,327	416	4%

Shareholders’ equity
Common stock	11,172	11,135	37	0%
Surplus	7,112	6,487	625	10%
Accumulated other Comprehensive (loss) income, net of deferred income taxes	(288)	(126)	(162)	129%
Retained earnings	75,179	69,280	5,899	9%

	93,175	86,776	6,399	7%
Less common stock in treasury, at cost	(21,937)	(19,394)	(2,543)	13%

Total shareholders’ equity	71,238	67,382	3,856	6%

Total liabilities and shareholders’ equity	$682,946	$604,848	$78,098	13%

Outstanding standby letters of credit	$8,803	$9,182	$(379)	-4%

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Quarter ended December 31 (unaudited) ($000 omitted*)		Change
	2004	2003	$	%
Interest income:

Interest and fees on loans	$7,936	$7,043	$893	13%
Interest on federal funds sold	85	29	56	193%
Interest on investment securities	295	226	69	31%
Dividend income	12	7	5	71%

Total interest income	8,328	7,305	1,023	14%

Interest expense	1,232	1,069	163	15%

Net interest income	7,096	6,236	860	14%
Loan loss provision	338	83	255	307%

Net interest income after loan loss provision	6,758	6,153	605	10%

Other income:
Fees for trust services	2,461	2,412	49	2%
Loan Servicing and late fees	360	523	(163)	-31%
Other commissions and fees	52	31	21	68%
Service charges on deposits	429	456	(27)	-6%
Gain on sale of loans	352	951	(599)	-63%
Other operating income	467	431	36	8%

Total other income	4,121	4,804	(683)	-14%

Other expenses:
Salaries and employee benefits	4,724	3,757	967	26%
Occupancy expense	1,014	920	94	10%
Other operating expenses	2,077	1,992	85	4%

Total other expenses	7,815	6,669	1,146	17%

Income from continuing operations before income taxes	3,064	4,288	(1,224)	-29%
Applicable income taxes	977	1,547	(570)	-37%

Income from continuing operations	2,087	2,741	(654)	-24%

Income (loss) from discontinued operations net of taxes	—	54	(54)	n/a

Net income	2,087	2,795	(708)	-25%

Earnings per common share

Income from continuing operations	$0.24	$0.32	$(0.08)	-25%
Loss from discontinued operations	$0.00	$0.00	$0.00	n/a

Total earnings per common share	$0.24	$0.32	$(0.08)	-25%

Diluted earnings per common share

Income from continuing operations	$0.24	$0.31	$(0.07)	-23%
Loss from discontinued operations	$0.00	$0.00	$0.00	n/a

Total diluted earnings per common share	$0.24	$0.31	$(0.07)	-23%

Dividends declared per share	$0.10	$0.095	$0.005	5%

Weighted-average shares outstanding	8,596,888	8,667,900	(71,012)
Dilutive potential common shares	153,372	211,166	(57,794)

Adjusted weighted-average shares	8,750,260	8,879,066	(128,806)

*	Except for share and per share data

Bryn Mawr Bank Corporation

Bryn Mawr, Pennsylvania

Consolidated Statements of Income

	Period ended December 31 (unaudited) ($000 omitted*)		Change
	2004	2003	$	%
Interest income:
Interest and fees on loans	$30,123	$28,285	$1,838	6%
Interest on federal funds sold	191	110	81	74%
Interest on investment securities	1,033	833	200	24%
Dividend income	34	33	1	3%

Total interest income	31,381	29,261	2,120	7%

Interest expense	4,553	4,330	223	5%

Net interest income	26,828	24,931	1,897	8%
Loan loss provision	900	750	150	20%

Net interest income after loan loss provision	25,928	24,181	1,747	7%

Other income:
Fees for trust services	10,087	9,484	603	6%
Loan Servicing and late fees	1,632	1,863	(231)	-12%
Other commissions and fees	247	557	(310)	-56%
Service charges on deposits	1,827	1,896	(69)	-4%
Gain on sale of loans	4,065	10,650	(6,585)	-62%
Other operating income	1,936	2,127	(191)	-9%

Total other income	19,794	26,577	(6,783)	-26%

Other expenses:
Salaries and employee benefits	19,310	19,387	(77)	0%
Occupancy expense	3,946	3,767	179	5%
Other operating expenses	8,369	10,283	(1,914)	-19%

Total other expenses	31,625	33,437	(1,812)	-5%

Income from continuing operations before income taxes	14,097	17,321	(3,224)	-19%
Applicable income taxes	4,752	6,049	(1,297)	-21%

Income from continuing operations	9,345	11,272	(1,927)	-17%
Income (loss) from discontinued operations net of taxes	—	(1,916)	1,916	n/a

Net income	9,345	9,356	(11)	0%

Earnings per common share
Income from continuing operations	$1.09	$1.30	$(0.21)	-17%
Loss from discontinued operations	$0.00	$(0.22)	$0.22	n/a

Total earnings per common share	$1.09	$1.08	$0.01	1%

Diluted earnings per common share
Income from continuing operations	$1.06	$1.28	$(0.22)	-17%
Loss from discontinued operations	$0.00	$(0.22)	$0.22	n/a

Total diluted earnings per common share	$1.06	$1.06	$0.00	0%

Dividends declared per share	$0.40	$0.40	$0.00	0%

Weighted-average shares outstanding	8,610,171	8,657,527	(47,356)
Dilutive potential common shares	170,545	158,543	12,002

Adjusted weighted-average shares	8,780,716	8,816,070	(35,354)

*	Except for share and per share data